UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – March 3, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Dominion, Questar File Merger Applications in Utah, Wyoming

Dominion Resources, Inc. (NYSE: D) and Questar Corporation (NYSE: STR) announced today that they have jointly filed merger applications with the Public Service Commission of Utah and the Wyoming Public Service Commission regarding the pending combination that was announced on Feb. 1, 2016. The companies also provided notice of the proposed transaction to the Idaho Public Utilities Commission.

The joint press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

This report includes certain "forward-looking information." Examples include information as to Dominion’s or Questar’s expectations, beliefs, plans, goals and objectives and the expected timing of completion of the transaction. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves.  In addition, there are uncertainties that may materially affect actual results, such as the ability to obtain the required approval of Questar’s shareholders; the risk that Dominion or Questar may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction or cause the parties to abandon the transaction; the risk that conditions to the closing of the transaction or the committed debt financing may not be satisfied; and the risk that an unsolicited offer for the assets or capital stock of Questar may interfere with the transaction. We have identified and will in the future identify a number of these factors in our SEC Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information.  Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote or approval. The company intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger transaction. QUESTAR CORPORATION. (QUESTAR) URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Dominion Resources, Inc. (Dominion), Questar and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Questar’s proxy statement (when it becomes available) may be obtained free of charge from Questar Corporation, Corporate Secretary, 333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145. Investors and security holders may also read and copy any reports, statements and other information filed by Questar with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation
Questar, Dominion, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Questar’s directors and executive officers is available in its proxy statement filed with the SEC on April 17, 2015, in connection with its 2015 annual meeting of stockholders, and information regarding Dominion’s directors and executive officers is available in its proxy statement filed with the SEC on March 23, 2015, in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Joint Press Release dated March 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

March 3, 2016	/s/ Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
99.1	Joint Press Release dated March 3, 2016

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